Exhibit 10.1

WAIVER AND REDEMPTION AGREEMENT

This Waiver and Redemption Agreement, dated as of November 13, 2025 (this “Agreement”), is entered into by and among Fennec Pharmaceuticals Inc., a British Columbia corporation (the “Company”), the investors party hereto (the “Investors”), and Petrichor Opportunities Fund I LP, as collateral agent (in such capacity, the “Collateral Agent”; and together with the Company and the Investors, collectively, the “Parties”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Securities Purchase Agreement.

R E C I T A L S

WHEREAS the Parties have heretofore entered into that certain Securities Purchase Agreement, dated as of August 1, 2022 (the “Securities Purchase Agreement”), pursuant to which, among other things, the Company has issued and sold certain Notes to the Investors;

AND WHEREAS pursuant to the terms of the Securities Purchase Agreement and the Notes, the Company may optionally redeem any or all of the Notes at any time after August 19, 2025;

AND WHEREAS the Company has informed the Investors and the Collateral Agent that the Company desires to complete an offering of common shares and a portion of the net proceeds to the Company therefrom is intended to repurchase and redeem from the Investors all of the Notes (the “Offering”);

AND WHEREAS the Company has informed the Investors and the Collateral Agent that the Company desires to repurchase and redeem from the Investors all of the Notes;

AND WHEREAS the Company has requested that the Investors and the Collateral Agent agree to waive the time period in which notice must be given on any optional redemption of the Notes and conversion rights following the date of this Agreement, in order to permit the repurchase and redemption of the Notes pursuant to this Agreement and, subject to the terms and conditions of this Agreement, the Investors and the Collateral Agent have agreed to waive such time period with respect to the repurchase and redemption of the Notes contemplated by this Agreement and conversion rights following the date of this Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.            Waiver. Subject to the terms and conditions of this Agreement, the Investors and the Collateral Agent hereby waives:

(a)	any and all registration rights they may have in connection with the Offering;

(b)	advance notice of a Company Optional Redemption as set forth in Section 8.1 of the Notes solely for the purposes of permitting the Repurchase and Redemption of the Notes contemplated by this Agreement and for no other purpose; and

(c)	any conversion rights under the Notes from and after the date of this Agreement,

provided, in each case, (x) the Repurchase and Redemption of all outstanding Notes pursuant to Section 2 and Schedule A occurs on or before 5:00 pm (Eastern) on November 19, 2025 (the “Outside Date”) and (y) the Closing Bid Price as of the Closing date shall not exceed $13.00. The waiver contained in this Section 1 is a limited waiver and (a) shall only be relied upon and used for the specific purposes set forth herein, and (b) shall not constitute nor be deemed to constitute a waiver of (i) any Event of Default under the Securities Purchase Agreement or any Note or (ii) any other term or condition of the Securities Purchase Agreement or any Note other than as specifically set forth herein. For the avoidance of doubt, in the event that either (A) the Repurchase and Redemption shall not be consummated on or prior to the Outside Date or (B) the condition specified in clause (y) above shall not be satisfied on the Closing date, the provisions of this Section 1, and the waivers set forth in this Section 1, shall be null and void and shall cease to be of effect.

2.            Repurchase and Redemption of Notes. The Company hereby agrees to repurchase and redeem from each Investor and each Investor hereby agrees to sell to the Company, in each case on the terms and conditions set forth herein, all outstanding Notes (collectively the “Redeemed Notes”) for the sum of:

(i)	110% of the aggregate outstanding principal amount of each Investor’s Notes as of the Closing, plus

(ii)	the aggregate amount of accrued and unpaid interest in respect of such Investor’s Notes as of the Closing

(together the “Aggregate Repurchased Notes Purchase Price”). The Aggregate Repurchased Notes Purchase Price as of November 14, 2025 (the “Assumed Closing Date”) is set forth in Schedule A. The closing of the Repurchase and Redemption of the Redeemed Notes hereunder (the “Closing”) shall occur on a business day (the “Closing Date”) specified in a written notice delivered by the Company to the Investors; provided, that, the Closing Date shall in no event be later than the Outside Date nor earlier than the date of the consummation of the Offering. At the Closing, the Company shall deliver to each Investor, by wire transfer of immediately available funds to an account specified by each such Investor, cash in an aggregate amount equal such Investor’s portion of the Aggregate Repurchased Notes Purchase Price as set forth in Schedule A. The repurchase and redemption by the Company of all of the Notes held by the Investors, together with the payment of the Aggregate Repurchased Notes Purchase Price by the Company to the Investors pursuant to this Section 2, is herein referred to collectively as the “Repurchase and Redemption”).

3.            Termination and Discharge of Securities Purchase Agreement, etc. Effective and conditional upon completion of the Repurchase and Redemption of all Redeemed Notes prior to the Outside Date as contemplated by this Agreement and payment in full of the Aggregate Repurchased Notes Purchase Price: (i) the Securities Purchase Agreement, the Notes and all other Transaction Documents are hereby terminated and discharged and shall be of no further force or effect; (ii)  all security interests granted by the Security Agreement shall automatically terminate and all rights to the Collateral shall revert to the Debtors (as defined in the Security Agreement) any other Person entitled thereto; (iii) the Collateral Agent hereby authorizes the filing of appropriate termination statements to terminate such security interests, and deliver to the Company’s satisfaction, releases of liens, discharges, terminations and other release documentation releasing the Collateral Agent’s liens and security interests in all of the assets and property of the Debtors (as defined in the Security Agreement).

4.            Termination. If either (x) the Closing does not occur on or before the Outside Date, or (y) the condition specified in Section 1(y) above shall not be satisfied on the Closing Date, then this Agreement, including without limitation the waiver set forth in Section 1, shall terminate and be of no further force or effect.

5.            Miscellaneous. Except as specifically set forth in Section 1, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Investors or the Collateral Agent under the Securities Purchase Agreement, the Notes or any other Transaction Documents, nor constitute a waiver of any provision of the Securities Purchase Agreement, the Notes or any other Transaction Documents. This Agreement may be amended or modified only pursuant to a written instrument executed by all of the Parties. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York (without reference to its choice of law rules). Section 8.9 (Governing Law; Venue; Waiver of Jury Trial) of the Securities Purchase Agreement is incorporated herein, mutatis mutandis, as if a part hereof. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement electronically (including by DocuSign or similar electronic signature exchange platform) shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signatures Follow]

IN WITNESS WHEREOF, the Parties hereto have executed, acknowledged and delivered this Agreement effective as of the day and year first above written.

COMPANY:

FENNEC PHARMACEUTICALS INC.

By:	/s/ Robert Andrade
Name:	Robert Andrade
Title:	CFO

INVESTORS:

PETRICHOR OPPORTUNITIES FUND I LP

By: Petrichor Opportunities Fund I GP, LLC

By:	/s/ Tadd Wessel
Name:	Tadd Wessel
Title:	Managing Member

PETRICHOR OPPORTUNITIES FUND I INTERMEDIATE LP

By: Petrichor Opportunities Fund I GP, LLC

By:	/s/ Tadd Wessel
Name:	Tadd Wessel
Title:	Managing Member

COLLATERAL AGENT:

PETRICHOR OPPORTUNITIES FUND I LP

By: Petrichor Opportunities Fund I GP, LLC

By:	/s/ Tadd Wessel
Name:	Tadd Wessel
Title:	Managing Member

SCHEDULE I

Repurchased Notes Purchase Price

(calculated as of the Assumed Closing Date)

Investor	Repurchased Notes (Principal)	Repurchased Notes (Interest)		Aggregate Repurchased Notes Purchase Price
Petrichor Opportunities Fund I LP	$14,892,045.55	$203,261.38	[1]	$15,095,306.93
Petrichor Opportunities Fund I Intermediate LP	$6,532,275.48	$89,158.96	[2]	$6,621,434.44

1 In the event that the Closing shall occur on any date after the Assumed Closing Date, per diem interest shall accrue in the amount of $4,418.73 for each day after the Assumed Closing Date until the Closing occurs (and such accrued pier diem shall be added to the Aggregate Repurchased Notes Purchase Price as of the Closing Date).

2 In the event that the Closing shall occur on any date after the Assumed Closing Date, per diem interest shall accrue in the amount of $1,938.24 for each day after the Assumed Closing until the Closing occurs (and such accrued pier diem shall be added to the Aggregate Repurchased Notes Purchase Price as of the Closing Date).